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                                                                    EXHIBIT 5



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Natural Wonders, Incorporated:


We consent to the inclusion of our report dated March 24, 2000, with respect to the consolidated balance sheets of World of Science, Incorporated as of January 29, 2000 and January 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended January 29, 2000, which report is incorporated by reference in the Form 8-K of Natural Wonders, Inc. dated November 27, 2000.


                                    KPMG LLP

November 27, 2000
Rochester, New York